Exhibit 10.10

English Translation

FORM OF REPRESENTATIONS FOR PERSONAL GUARANTEE

No.:___

To Shishi Fengli Branch of Industrial Bank Co., Ltd.

As for the RMB Short-term Borrowing Contract (No.:            ), according to which Four Million and Nine Hundred Thousand Yuan (Currency: RMB) is borrowed, dated June 29, 2010 (“Major Contract”) between you and Zuoan Dress Co., Ltd., Shishi (“Borrower”), I am willing to grant guarantees for ensuring performance of contractual obligations by Borrower. And therefore I make undertakings as follows:

I.          Guarantee Scope shall cover the above principal of Borrower, and interest accruals, penalties, compound interests, liquidated damages, damages, fees for getting claims (including, but not limited to court fees, arbitration fees, property preservation fees, fees for application for enforcement, attorney fees, fees for handling the case, announcement fees, assessments, appraisal fees, auction fees, travel expenses, communication fees and other obligations that shall be paid to you by Borrower).

II.        The guarantee shall be a joint and several one. I will unconditionally perform obligations or bear liabilities for Borrower, regardless of any failure to pay the principal and interest accruals thereon by Borrower for any reasons.

III.       Period for Guarantee (“Guarantee Period”)

(I)        Guarantee Period shall be two years from the date of expiry of principal obligations under Major Contract.

(II)       Guarantee Period for bank acceptance bills, L/C and L/G shall be two years from the date of making advances by you. In the event of making advances by installment, Guarantee Period shall start from the date of making advances for each installment.

(III)     Guarantee Period for discounted commercial bills shall be two years from the date of expiry of such bills.

(IV)     If you withdraw the borrowings earlier pursuant to Major Contract or these Representations, or repayment of principal obligations becomes due earlier as required by law and administrative regulations, Guarantee Period shall be two years from the date of earlier expiry of principal obligations under Major Contract as determined by you.

(V)       If principal claims are repaid by installment, Guarantee Period for such installment shall start separately, and I will bear guarantee liabilities for two years from the date of expiry of any such installment.

(VI)     If you and Borrower agree on extending performance of obligations under Major Contract, I will continue to perform guarantee liabilities, and Guarantee Period shall be two years from the date of expiry of extended performance.

IV.       If you and Borrower agree on modifications and/or supplements to Major Contract, you are not required to get my consent, and my obligations under these Representations will not be changed.

V.        My guarantee liabilities shall not be affected, and I will not request mitigating or exempting guarantee liabilities if Borrower breaches Major Contract (including, but not limited to, use of financial funding inconsistent with Major Contract).

VI.       I shall perform guarantee liabilities based on all of my personal properties and incomes, and warrant not to sell or transfer my personal properties to others for any reasons during Guarantee Period.

VII.      These Representations are independent of Major Contract, and shall not be affected by performance of Major Contract in any way. I shall bear joint and several guarantee liabilities, regardless of validity of Major Contract. Furthermore, these Representations shall be irrevocable.

VIII.    Signing and performance of these Representations by me and any of my activities in relation to these Representations shall be deemed as my civil acts. I have no objection to or defense against any judicial jurisdictions, trials or enforcement for any reason now and/or in future.

IX.       These Representations shall be become effective upon signing of the same by me.

X.        Conclusion, validity, interpretation and performance of and to, or dispute resolutions in relation to, this Contract shall apply to laws of the PRC.

All disputes and differences between me and you arising out of these Representations shall be resolved through negotiation by both parties; if not reached, either party may bring a lawsuit to the People’s Court at your residence.

XI.       Requirements by me: You are kindly requested to send any notice,

payment request or communication contact hereunder to the following address or telex number or fax number in writing:

Zip Code:
Mailing Address:
Telex:
Fax:

In the event of any change of the above mailing address or contact methods, I will promptly inform you in writing; otherwise, I will be liable for any consequence arising therefrom.

I accept and acknowledge that if any notice, payment request or communication contact is sent to the above address, it shall be deemed to be served on the following dates:

i.          Within five working days after being sent by registered post if it is a letter;

ii.         On the date of receipt of confirmation from addressee if it is a telex;

iii.        On the date of sending it by fax;

iv.        On the date of acceptance by addressee if it is sent by personal delivery.

XII.     Miscellaneous

The parties hereto have read and agreed to the Supplementary Agreement (No.:            ) between Lender and Borrower dated on June 29, 2010. And Guarantor has agreed to continue to perform guarantee liabilities.

ID card number (or passport number) of Guarantor:

Guarantor (Seal):

Date: